Exhibit 99.1

GMR Solutions Inc. Reports Financial Results

for the Three and Nine Months Ended September 30, 2026

and Updated Full Year 2026 Guidance

LEWISVILLE, Texas (November 9, 2026) — GMR Solutions Inc. (“GMR” or the “Company”) (NYSE: GMRS), the nation’s largest provider of emergency medical services (“EMS”), today announced financial results for the three and nine months ended September 30, 2026, and updated its full year 2026 financial guidance.

“The third quarter showcased the resiliency that is inherent in GMR’s scale, national footprint, and integrated model,” said Nick Loporcaro, Chairman and Chief Executive Officer. “Our ability to serve patients across a broad range of operations and geographies helped us navigate weather-related constraints and other external pressures while continuing to grow our core emergent services. Combined with the momentum we are seeing in Nurse Navigation and new market growth, these results reinforce our confidence in the strength of our platform and opportunities ahead.”

“We delivered strong financial performance in the third quarter, with revenue increasing 5.9% to $1,595.6 million, and net income increasing 81.7% to $135.6 million, despite weather-related pressure on flight activity, higher fuel and other inflationary costs, and the anticipated shift in payor mix,” said Brian Tierney, Chief Financial Officer. “Growth in our core emergent services, continued improvement in revenue per transport and disciplined cost management helped us absorb these headwinds while continuing to invest in the business and strengthen our financial position.”

Third Quarter 2026 Financial Highlights

●	Net revenue of $1,595.6 million, up 5.9% compared to $1,506.9 million in the third quarter of 2025
●	Net income of $135.6 million, up 81.7% compared to net income of $74.6 million in the third quarter of 2025
●	Adjusted EBITDA(1) of $356.6 million, up 4.2% compared to $342.1 million in the third quarter of 2025
●	Maintained a strong liquidity position of approximately $999.3 million, comprised of $298.0 million of cash and cash equivalents and approximately $701.3 million of available borrowing capacity on the ABL Facility as of September 30, 2026
●	Reduced leverage and strengthened the Company’s balance sheet through a series of strategic capital transactions, including the repricing of its senior secured term loan due 2032 on September 17, 2026, which included the repayment of $200.0 million of senior secured term loan borrowings and a reduction to the applicable interest rate by 50 basis points.

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” at the end of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Key Financials

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	%	2026	2025	%

($ in thousands)	(Unaudited)			(Unaudited)
Net revenue	$1,595,555	$1,506,868	5.9%	$4,543,417	$4,316,286	5.3%

Net income	$135,555	$74,599	81.7%	$213,613	$193,384	10.5%

Adjusted EBITDA(1)	$356,557	$342,119	4.2%	$946,145	$942,753	0.4%

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” at the end of this press release for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Business Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Patient encounters
Emergent transports	874,239	846,679	2,557,487	2,502,722
Non emergent transports	203,894	205,889	611,132	635,337
Total ambulance transports	1,078,133	1,052,568	3,168,619	3,138,059
of which, Ground transports	1,040,394	1,014,764	3,060,386	3,032,480
of which, Flights	37,739	37,804	108,233	105,579
Wheelchair transports	6,457	17,363	21,140	50,078
Nurse Navigation encounters	32,180	21,326	89,211	59,805
Non-transport	283,432	292,286	835,832	843,958
Total patient encounters	1,400,202	1,383,543	4,114,802	4,091,900

Net transport revenue per ambulance transport	$1,426	$1,384	$1,386	$1,332

Other key performance indicators:
Emergent air transport requests	84,126	81,854	239,916	234,628
Air base count	386	383	386	383
Weather cancellation rate for emergent air transports	15.7%	14.8%	16.1%	17.0%
Same market revenue growth	6.0%	9.5%	5.8%	12.0%
Net cash capital expenditures (in thousands)	$54,699	$57,082	$175,110	$136,013
Cash used in aircraft financing arrangements (in thousands)	$27,481	$25,299	$79,959	$74,799

Payor mix (as a percentage of net transport revenue):
Medicare	25%	23%	25%	24%
Medicaid	9%	8%	9%	8%
Commercial insurance and managed care	57%	59%	56%	59%
Other third-party payors	8%	8%	8%	7%
Self-pay	1%	2%	2%	2%
Net transport revenue	100%	100%	100%	100%

Full Year 2026 Financial Guidance

GMR is updating the following guidance for the full year 2026:

(in millions)	Range for the year ending
	December 31, 2026
	Low	High
Net revenue	$5,900	$6,050

Adjusted EBITDA(2)	$1,135	$1,195

Cash used for net capital expenditures and aircraft financing as a percent of net revenue	5.2%	5.4%

(2)	A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call tomorrow, November 10, 2026, at 8:00 a.m. Eastern Time. Investors can access the live call by joining the following link https://events.q4inc.com/attendee/164439003.

An archived webcast of the event will be available on the “Events & Presentations” section of the GMR website at https://investors.globalmedicalresponse.com/. The Company has posted supplemental information on the results that it will reference during the conference call. The supplemental information can be found under the “Financials” tab on the Company’s investor relations page. Following the live event, replays will be available via webcast for one year at https://investors.globalmedicalresponse.com/.

About Global Medical Response

GMR is the nation’s largest provider of EMS, delivering EMS and other essential out-of-hospital care in rural and urban communities that represent more than 60% of the U.S. population. As the only national, fully integrated, air and ground EMS provider, GMR operates in approximately 1,400 counties across the country. A recognized innovator, GMR develops new solutions to meet evolving industry needs and expand access to high-quality care. With approximately 34,000 team members, GMR supports roughly 5.5 million patient encounters annually and performs a critical care intervention every 87 seconds. Its family of solutions includes ambulance EMS provider American Medical Response, as well as multiple air EMS organizations including Air Evac Lifeteam, REACH Air Medical Services, Guardian Flight, Med-Trans Corporation, and AirMed International.

We may use our website (www.globalmedicalresponse.com), Facebook page (www.facebook.com/GlobalMedicalResponse), X (Twitter) (www.x.com/GMR_Social), LinkedIn (www.linkedin.com/company/Global-Medical-Response), and Instagram (www.instagram.com/Global_Medical_Response), accounts as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Investor Email Alerts” section of our website at https://investors.globalmedicalresponse.com/resources/investor-email-alerts/default.aspx. The contents of our website, any alerts and social media channels are not, however, a part of this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts, including statements related to momentum in Nurse Navigation, market growth and our financial guidance. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” the negative version of these words, or similar terms and phrases.

The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

●	if we receive fewer emergency transport requests or fewer non-emergency ambulance transport requests, our revenue could be adversely affected;
●	shifts in payor mix could decrease our revenue;
●	changes in the rates paid by, or the coverage or reimbursement methodology used by, commercial insurers, and delays in collection or non-collection of our accounts receivable could adversely affect us;
●	reduction in governmental rates for our services, limitations in funding for our services, or reduction in the number of individuals eligible for Medicare and Medicaid programs could adversely impact our business;
●	our business could be materially adversely affected if we are not able to maintain or reduce costs to provide our services;
●	we have a history of losses and can provide no assurance of our future operating results;
●	federal and state “surprise medical billing” legislation and regulations could adversely affect us;
●	deterioration in the collectability of patient responsibility accounts or charges for uninsured patients could reduce our revenue;
●	adverse weather conditions and physical impacts of climate change affect our helicopter emergency air ambulance operations, which could adversely impact our results of operations;
●	the inability to maintain our corporate reputation and relationships with existing patient referral sources or establish new referral sources could materially adversely affect us;
●	loss of existing contracts, including ground ambulance contracts and our EMS partnership with the Federal Emergency Management Agency, could adversely affect our revenue;
●	our inability to attract and retain qualified and skilled personnel could adversely affect us;
●	our business requires substantial capital expenditures and working capital financing, which we may be unable to obtain on satisfactory terms or at all;
●	our dependency on a limited number of third-party vendors for certain equipment and services could impair our ability to obtain the equipment and services we need to operate our business;
●	inflationary pressure, particularly increases in fuel costs, could negatively impact our operations;
●	our emphasis on servicing rural communities exposes us to risks;
●	accidents or other incidents involving patient transport operations could materially and adversely affect our reputation, business, financial condition, results of operations and cash flows;
●	any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on us;
●	if we fail to manage organizational change effectively, we may be unable to execute our business plan, maintain our high levels of service or adequately address competitive challenges;
●	our business may be materially and adversely affected if we are unable to ensure that our services interoperate with operating systems, devices and software and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
●	impairment of our goodwill or other intangible assets may adversely impact us;
●	cybersecurity incidents could disrupt business operations, result in the unauthorized access to or disclosure or use of critical and other sensitive or regulated data or confidential information and adversely impact us;
●	our use or our third-party service providers’ or business partners’ use of Machine Learning Technologies and the evolving regulatory framework in this area could materially or adversely affect us;
●	we are subject to risks related to payment processing;
●	hospital capacity and the ability of hospitals to treat the patients we transport can impact our business;
●	our business may be harmed by labor relation matters;
●	we may be adversely affected if we are unable to retain any member of our senior management;
●	adverse changes in general economic conditions and reductions in consumer spending could adversely impact the patients and the hospitals that use our services;
●	competition from other air or ground ambulance providers may adversely affect our business;
●	we may be subject to substantial malpractice or other similar claims and insurance coverage for some of our losses may be inadequate and may be subject to the credit risk of commercial insurance companies;

●	the reserves established for our losses covered under insurance programs are subject to inherent uncertainties;
●	risks relating to payments to tax receivable agreement parties for certain tax benefits;
●	risks relating to our compliance with our legal and regulatory framework;
●	continued regulatory and public scrutiny of private equity’s role in EMS and healthcare may limit our ability to acquire operations, expand in certain states, or otherwise materially and adversely affect our reputation, business, operations and financial condition;
●	our inability or failure to obtain, maintain, protect or enforce our intellectual property rights could adversely affect our business;
●	our substantial indebtedness could adversely affect our financial condition;
●	we are a “controlled company” within the meaning of the rules of the New York Stock Exchange and the rules of the SEC and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements;
●	KKR, and funds affiliated with it, controls us and its interests may conflict with yours in the future; and
●	regulations limit foreign ownership of us, which could reduce the price of our Class A common stock and cause owners of our Class A common stock who are not U.S. persons to lose their voting rights.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our filings with the SEC, including the information under the caption “Risk Factors” in GMR’s final prospectus (the “IPO Prospectus”) in connection with our initial public offering (the “IPO”), filed with the SEC and dated May 12, 2026, as well as GMR’s subsequent other filings with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us herein speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. For additional information on these and other factors that could cause GMR’s actual results to differ materially from expected results, please see our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and on the “Investor Relations” tab of our website.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Specifically, we make use of the non-GAAP financial measures “EBITDA,” “Adjusted EBITDA,” and “Adjusted Diluted EPS.”

We provide non-GAAP financial information to enhance the understanding of our GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. We believe that providing these non-GAAP measures in addition to the GAAP measures allows management, investors and other users of our financial information to more fully and accurately assess performance. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be directly comparable to that of other companies.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA, as further adjusted to exclude management fees, stock-based compensation, professional fees and other expenses for non-recurring matters, debt refinancing fees paid to (received from) third parties and certain other items that we do not consider indicative of our ongoing operating performance.

Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, to report compliance with certain covenants in our debt agreements and to compare our performance against that of peer companies using similar measures. Moreover, we present EBITDA and Adjusted EBITDA because we believe that investors consider them to be important supplemental measures of our performance and believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Adjusted EBITDA is an analytical indicator used by management and the healthcare industry to evaluate company performance and allocate resources. Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss), cash flows from operations, investing or financing activities, or other financial statement data presented in the unaudited condensed consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and may not be comparable to similarly titled measures used in debt compliance calculations. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to Adjusted EBITDA, as defined.

Adjusted Diluted EPS

We define Adjusted Diluted EPS as net income (loss) available to common stockholders, adjusted for the items and related income tax effects shown in the reconciliation below, divided by adjusted diluted weighted-average common shares outstanding. Adjusted diluted shares reflect the inclusion of potentially dilutive stock awards and warrants excluded from GAAP diluted shares due to a net loss position, but do not include stock awards or warrants that are out of the money and whose inclusion would be antidilutive. We believe Adjusted Diluted EPS is useful to investors because it facilitates period-to-period comparisons of our earnings performance by excluding the effects of our pre-IPO preferred stock and other items that we do not consider indicative of our ongoing operating performance.

GMR Contacts:

Media Contact:

Kirsten Gurmendi

Public Relations Director, GMR Solutions Inc.

media@gmr.net

877.418.2980

Investor Contact:

Krister Sorensen

Vice President, Investor Relations, GMR Solutions Inc.

Investor.relations@gmr.net

GMR Solutions Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2026 and December 31, 2025

(Amounts in thousands, except share and par value amounts)

	September 30,	December 31,
	2026	2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$297,987	$609,349
Insurance collateral	85,472	78,608
Accounts receivable, net	1,249,293	1,094,814
Spare parts, medical supplies and fuel	128,877	115,725
Prepaid expenses	88,040	105,014
Reinsurance recoverables	112,711	81,791
Other current assets	53,937	46,780
Total current assets	2,016,317	2,132,081
Property and equipment, net of accumulated depreciation of $1,351,267 and $1,223,603 at September 30, 2026 and December 31, 2025, respectively	1,462,548	1,361,278
Operating right-of-use assets	224,519	203,258
Finance right-of-use assets	77,046	85,030
Intangible assets, net	1,155,838	1,204,237
Goodwill	2,180,581	2,180,581
Other assets	403,499	315,580
Total assets	$7,520,348	$7,482,045
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	66,259	60,047
Accrued wages, benefits and taxes	299,660	339,710
Accrued interest	38,713	75,655
Other accrued liabilities	510,762	363,160
Current portion of lease obligations	76,138	78,717
Current portion of long-term debt	164,104	147,140
Total current liabilities	1,155,636	1,064,429
Operating lease obligations	193,227	171,880
Finance lease obligations	74,359	74,943
Long-term debt	4,096,043	4,898,769
Deferred income taxes	208,740	209,067
Tax receivable agreement liability	470,791	—
Insurance reserves	362,664	312,069
Other long-term liabilities	50,619	101,593
Total liabilities	6,612,079	6,832,750
Commitments and contingencies
Mezzanine equity:
Redeemable preferred stock	—	445,140
Total mezzanine equity	—	445,140
Stockholders’ equity:
Class A Common stock, $0.0001 par value, 1,200,000,000 and 200,000,000 shares authorized, 66,698,468 and 22,096,835 shares issued and outstanding, respectively, as of September 30, 2026 and December 31, 2025	7	2
Class B Common stock, $0.0001 par value, 300,000,000 and no shares authorized and no shares issued or outstanding, respectively, as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	948,068	456,466
Retained earnings (deficit)	(45,879)	(259,492)
Accumulated other comprehensive income (loss)	6,073	7,179
Total stockholders' equity (deficit)	908,269	204,155
Total liabilities, mezzanine equity and stockholders' equity	$7,520,348	$7,482,045

GMR Solutions Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2026 and 2025

(Amounts in thousands, except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net revenue	$1,595,555	$1,506,868	$4,543,417	$4,316,286
Operating expenses:
Employee wages, benefits and taxes	801,712	773,658	2,496,240	2,251,033
Maintenance, fuel and other direct expenses	150,034	119,922	405,071	344,350
Insurance expense	55,186	57,214	149,042	142,167
Other operating expenses	238,390	225,158	698,384	661,872
Depreciation and amortization	78,531	73,366	230,854	221,000
Impairment of assets held for sale and other investments	—	—	—	14,100
Acquisition, integration and other charges	10,231	40,976	26,768	46,332
Total operating expenses	1,334,084	1,290,294	4,006,359	3,680,854
Operating income	261,471	216,574	537,058	635,432
Interest expense, net	68,062	107,205	228,084	329,406
Loss on debt extinguishment	—	5,745	—	5,745
Equity in (earnings) losses of unconsolidated affiliates	(1,272)	(226)	(2,171)	(2,800)
Other (income) loss, net	220	(635)	(6,549)	8,911
Net income (loss) before income taxes	194,461	104,485	317,694	294,170
Income tax (benefit) expense	58,906	29,886	104,081	100,786
Net income (loss)	$135,555	$74,599	$213,613	$193,384

Net income (loss) available to common stockholders per share:
Basic	$1.69	$0.22	$0.99	$1.06
Diluted	$0.56	$0.07	$0.31	$0.32
Weighted-average common shares outstanding:
Basic	80,102,050	45,553,968	62,997,926	45,553,313
Diluted	242,376,462	148,330,947	200,337,433	148,619,004

Comprehensive income (loss):
Net income (loss)	135,555	74,599	213,613	193,384
Other comprehensive income (loss)
Unrealized holding gains (losses) on investments	(1,734)	685	(1,421)	1,524
Deferred income tax benefit (expense), net	385	(151)	315	(337)
Total other comprehensive income (loss), net of income tax	(1,349)	534	(1,106)	1,187
Comprehensive income (loss)	$134,206	$75,133	$212,507	$194,571

GMR Solutions Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2026 and 2025

(Amounts in thousands, unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$213,613	$193,384
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	230,854	221,000
Amortization of deferred financing costs and debt discount	18,134	11,236
Paid-in-kind interest on long-term debt	—	22,450
Loss on debt extinguishment	—	5,745
Impairment of assets held for sale and other investments	—	14,100
(Gain) loss on divestiture of businesses	—	3,837
Stock-based compensation expense	142,640	1,796
Liability classified stock awards	(11,569)	9,557
Loss (gain) on disposal of property and equipment	1,822	8,435
Unrealized loss (gain) on marketable equity securities	1,298	270
Deferred income taxes	(12)	(7)
Other, net	(9,071)	3,419
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable, net	(154,479)	(112,187)
Accounts payable	6,212	3,340
Accrued wages, benefits and taxes	(40,678)	26,983
Accrued interest	(36,942)	(5,930)
Accrued liabilities	84,041	(50,216)
Other assets and liabilities, net	(33,533)	5,958
Net cash provided by (used in) operating activities	412,330	363,170
Cash flows from investing activities:
Proceeds from divestiture of businesses	—	2,819
Proceeds from asset disposals related to sales and insurance recoveries	3,757	1,759
Purchases of property and equipment	(222,706)	(177,450)
Net change in investments held as insurance collateral	(697)	(1,475)
Purchases of investments held as insurance collateral	(100,862)	(31,631)
Sales and maturities of investments held as insurance collateral	92,452	38,607
Other investing activities, net	15,712	(4,384)
Net cash provided by (used in) investing activities	(212,344)	(171,755)
Cash flows from financing activities:
Payments on finance lease obligations	(9,669)	(11,123)
Principal payments on long-term debt	(988,650)	(687,159)
Payment of deferred financing costs	—	(6,188)
Proceeds from issuance of long-term debt	114,591	1,099,158
Issuance of common stock, net	446,905	—
Repurchase of common stock	—	(86)
Issuance of warrants to purchase common stock	500,000	—
(Redemption) issuance of redeemable preferred stock	(549,402)	(525,000)
Cash taxes paid on net settled stock awards	(25,348)	(288)
Other financing activities, net	90	787
Net cash provided by (used in) financing activities	(511,483)	(129,899)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(1)	—
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(311,498)	61,516
Cash and cash equivalents, beginning of period (including restricted cash and restricted cash equivalents of $14.8 million and $16.6 million, respectively)	624,229	368,902
Cash and cash equivalents, end of period (including restricted cash and restricted cash equivalents of $14.7 million and $8.9 million, respectively)	$312,731	$430,418

Supplemental disclosure of cash flow information
Equipment (primarily aircraft) additions financed with the issuance of debt	$70,895	$24,622
Cash paid (received) during the period for:
Interest	$293,674	$307,763
Income taxes, net of refunds received	$43,687	$129,546

GMR Solutions Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and nine months ended September 30, 2026 and 2025

(Amounts in thousands, unaudited)

The following table reconciles net income to EBITDA and Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
	September 30,		2026 v.	September 30,		2026 v.
	2026	2025	2025 Change	2026	2025	2025 Change
Net income (loss)	$135,555	$74,599	81.7%	$213,613	$193,384	10.5%
Interest expense, net	68,062	107,205	(36.5)%	228,084	329,406	(30.8)%
Income tax provision (benefit)	58,906	29,886	97.1%	104,081	100,786	3.3%
Depreciation and amortization	78,531	73,366	7.0%	230,854	221,000	4.5%
EBITDA	$341,054	$285,056	19.6%	$776,632	$844,576	(8.0)%
Management fees(1)	—	2,705	nm	4,721	8,116	(41.8)%
Stock-based compensation(2)	1,551	5,762	(73.1)%	134,062	11,353	1,080.9%
Professional fees and other expenses for non-recurring matters(3)	11,481	4,492	155.6%	34,627	11,867	191.8%
Debt refinancing fees paid to (received from) third parties(4)	3,362	39,098	(91.4)%	3,921	39,470	(90.1)%
Impairment of assets held for sale and other investments(5)	—	—	nm	—	14,100	nm
Loss on debt extinguishment(6)	—	5,745	nm	—	5,745	nm
(Gain) loss on divestiture of businesses(7)	—	—	nm	—	3,837	nm
Realized and unrealized (gain) loss, net(8)	381	(513)	(174.3)%	(5,647)	6,489	(187.0)%
Equity method investment (income) loss(9)	(1,272)	(226)	462.8%	(2,171)	(2,800)	(22.5)%
Adjusted EBITDA	$356,557	$342,119	4.2%	$946,145	$942,753	0.4%

nm – Not meaningful

(1)	Represents management/director fees paid to directors and Kohlberg Kravis Roberts & Co. L.P. (the “Manager”) in connection with the ownership and financial management of the Company and procurement diagnostics and operational support provided by the Manager and its affiliates, including under the Monitoring Agreement (as defined in the IPO Prospectus). The Monitoring Agreement was terminated upon completion of the IPO. See “Certain Relationships and Related Party Transactions” in the IPO Prospectus for further information.

(2)	Represents the stock compensation expense associated with the vesting of stock options and other equity awards, including the associated employment taxes, related primarily to the vesting of certain awards based on the consummation of the IPO and achievement of certain performance targets on such date, as applicable, as well as the estimate of achievement of the cash-settled performance stock units as discussed in Note 15 of our unaudited condensed consolidated financial statements included in Part I, Item 1 of the Form 10-Q Quarterly Report for the period ended September 30, 2026.

(3)	Represents fees and expenses incurred in connection with certain business combinations and divestitures, as well as other fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, as further described below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025

Acquisition and divestiture fees paid to (received from) third parties(i)	$325	$963	$2,186	$4,167
Executive management severance fees(ii)	219	—	1,545	717
Legal settlements and government affairs(iii)	—	41	1,507	(853)
Initial public offering related fees paid to third parties(iv)	8,299	—	21,015	—
Other(v)	2,638	3,488	8,374	7,836
Total professional fees and other expenses for non-recurring matters	$11,481	$4,492	$34,627	$11,867

(i)	Represents fees incurred in connection with potential and completed business combinations and divestitures of certain asset groups. These costs primarily represent diligence costs, transaction costs, and integration costs, and consist primarily of third party financial advisory, legal, and consulting fees. Such costs are specific to acquisition and divestiture activity that would not have otherwise been incurred in connection with our ordinary course business operations.

(ii)	Fees incurred in the three and nine months ended September 30, 2026 and 2025 primarily related to severance costs in connection with our targeted market exit strategies executed during such periods, in each case, to optimize our cost structure and enhance our operating effectiveness. These activities were undertaken to meet specific business objectives. In addition, these amounts represent discrete costs outside the ordinary course of business that are distinct from normal, recurring operating expenses.

(iii)	For the periods presented, amounts primarily relate to certain regulatory initiatives in California that are non-routine and not expected to continue.

(iv)	Represents third party fees and expenses incurred in connection with and related to the IPO, which was consummated on May 14, 2026.

(v)	Represents other third-party fees and expenses incurred in connection with distinct transactions and matters unrelated to our normal and continued business operations, including major system implementation and enhancements relating to the integration of our timekeeping and electronic patient care charting systems.

(4)	Represents fees associated with our long-term debt refinancing consummated during fiscal year 2025 and repriced during fiscal year 2026, which primarily consisted of fees incurred for third party legal, accounting and tax consulting in connection with the debt refinancing.

(5)	Impairment of assets held for sale and other investments includes impairment charges of $14.1 million related to a strategic cost investment for the nine months ended September 30, 2025. There was no impairment on assets held for sale or strategic cost investments for the three and nine months ended September 30, 2026.

(6)	There was a loss on extinguishment of debt of $5.7 million for the three and nine months ended September 30, 2025 to record the total unamortized deferred financing costs and debt discount related to the 9.50% Senior Secured PIK Notes due 2028 refinancing that was finalized in September 2025.

(7)	(Gain) loss on divestiture of businesses for the three and nine months ended September 30, 2025 was $3.8 million related to net working capital finalization for the divestiture of our coordinated care and fire services business. There was no (gain) loss on divestiture of businesses recorded for the three and nine months ended September 30, 2026.

(8)	Realized and unrealized (gain) loss, net represents changes in the fair value of equity securities for the three and nine months ended September 30, 2026 and 2025, respectively. Additionally, during the nine months ended September 30, 2026, a certain cost method investment was sold for a (gain) of ($6.9) million. There was a loss on a strategic cost investment of $6.2 million for the nine months ended September 30, 2025.

(9)	We use the equity method of accounting to recognize our proportionate share of net income (loss) generated by our noncontrolling interest in Banner health system emergency air joint venture in Arizona.

GMR Solutions Inc. and Subsidiaries

Reconciliation of Weighted-Average Common Shares Outstanding Used in Diluted EPS and Adjusted Diluted EPS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Basic weighted-average common shares outstanding(1)	80,102,050	45,553,968	62,997,926	45,553,313
Dilutive impact of stock awards	16,892,140	3,108,805	14,814,174	3,397,593
Dilutive impact of warrants	145,382,272	99,668,174	122,525,333	99,668,098
Diluted weighted-average common shares outstanding (GAAP)	242,376,462	148,330,947	200,337,433	148,619,004
Stock awards and warrants excluded from GAAP diluted shares as antidilutive:(2)
Stock awards	—	—	—	—
Warrants	—	—	—	—
Total incremental shares	—	—	—	—
Adjusted diluted weighted-average common shares outstanding	242,376,462	148,330,947	200,337,433	148,619,004

Reconciliation of Diluted Net Income (Loss) Available to Common Stockholders per Share to Adjusted Diluted EPS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Diluted net income (loss) available to common stockholders per share (GAAP)	$0.56	$0.07	$0.31	$0.32
Undeclared dividends on redeemable preferred stock(3)	—	0.27	0.16	0.81
Loss on redemption of redeemable preferred stock(3)	—	0.16	0.59	0.16
Management fees(4)	—	0.02	0.02	0.05
Stock-based compensation(4)	0.01	0.04	0.67	0.08
Professional fees and other expenses for non-recurring matters(4)	0.05	0.03	0.17	0.08
Debt refinancing fees paid to (received from) third parties(4)	0.01	0.26	0.02	0.27
Loss on debt extinguishment(4)	—	0.04	—	0.04
(Gain) loss on divestiture of businesses(4)	—	—	—	0.03
Realized and unrealized (gain) loss, net(4)	—	—	(0.03)	0.04
Equity method investment (income) loss(4)	(0.01)	—	(0.01)	(0.02)
Income tax benefit (expense) on adjustments, net(5)	0.01	(0.07)	(0.10)	(0.13)
Effect of including shares excluded from GAAP diluted EPS as antidilutive(6)	—	—	—	—
Adjusted Diluted EPS(7)	$0.64	$0.82	$1.81	$1.74

(1)	Basic weighted-average common shares outstanding for all periods presented include 23.7 million warrants to purchase common stock for little to no consideration.

(2)	Represents stock awards and warrants excluded from diluted weighted-average common shares outstanding under GAAP due to a net loss position, but do not include stock awards or warrants that are out of the money and whose inclusion would be antidilutive. Incremental shares from stock awards and warrants are calculated using the treasury stock method, consistent with the GAAP calculation. For the three months ended September 30, 2026 and 2025, approximately 5.2 million and less than 0.1 million shares issuable on the exercise of stock awards, respectively, were excluded from both the GAAP calculation and Adjusted Diluted EPS, because the effect of their inclusion would have been anti-dilutive. For the nine months ended September 30, 2026 and 2025, approximately 2.7 million and 0.3 million shares issuable on the exercise of stock awards, respectively, were excluded from both the GAAP calculation and Adjusted Diluted EPS, because the effect of their inclusion would have been anti-dilutive.

(3)	Represents undeclared cumulative dividends on, and the loss on redemption of, our Series B redeemable preferred stock. The Series B redeemable preferred stock was issued prior to the IPO and all outstanding shares were redeemed in connection with the IPO. Because no preferred stock remains outstanding, these charges will not recur and net income (loss) is now fully attributable to common stockholders. Accordingly, these amounts are excluded from Adjusted Diluted EPS so that each period presented reflects our current capital structure. Undeclared dividends were zero and $40.3 million for the three months ended September 30, 2026 and 2025, respectively, and $32.7 million and $120.8 million for the nine months ended September 30, 2026 and 2025, respectively. The loss on redemption of redeemable preferred stock was zero and $24.4 million for the three months ended September 30, 2026 and 2025, respectively. The loss on redemption of redeemable preferred stock was $118.5 million and $24.4 million for the nine months ended September 30, 2026 and 2025, respectively.

(4)	These adjustments reflect the per share impact of the adjustment reflected within the definition of Adjusted EBITDA above.

(5)	The income tax impact of the adjustments are calculated using a with-and-without approach based on net income before income taxes.

(6)	Represents the difference between net income (loss) available to common stockholders divided by adjusted diluted weighted-average common shares outstanding and diluted net income (loss) available to common stockholders per share under GAAP.

(7)	Per-share amounts are calculated independently and may not sum due to rounding.